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                                                                 EXHIBIT 10.2.22


                             CHARMING SHOPPES, INC.

                          1998 RESTRICTED AWARD PROGRAM


      1. Purpose and Overview. This 1998 Restricted Award Program (the "Program") of Charming Shoppes, Inc. (the "Company") is intended to provide an additional incentive to selected associates to promote the success of the Company through long-term service. Under the Program, associates of the Company and its subsidiaries selected to participate will be granted an award which represents a conditional right to receive bonus compensation on June 30, 2000, subject to complete or partial forfeiture of the award in the event of termination of employment before that date as more fully set forth in the Program (a "Restricted Award"). During the 30-day period following the grant to an associate of a Restricted Award, the associate (a "Participant") may elect to have the Restricted Award denominated as a cash amount or as an equivalent number of shares of Company Common Stock. At the end of the restricted period, cash will be payable in settlement of a cash-denominated Restricted Award and shares will be issuable in settlement of a share-denominated Restricted Award. A Restricted Award constitutes a conditional bonus, and does not replace or reduce a Participant's salary or other compensation.


      2. Administration.

      (a) Authority. The Program shall be administered by the Chief Executive Officer of the Company (the "CEO") or a committee of officers designated by the CEO (the CEO or such committee being the "Administrator"). The Administrator may delegate authority with respect to actions and determinations under the Program.

      (b) Manner of Exercise of Authority. Any action of the Administrator or its delegatee with respect to the Program shall be final, conclusive, and binding on all persons, including the Company, subsidiaries, a Participant, and any person claiming any rights under the Program from or through any Participant, except that the Administrator may take action within a reasonable time after any such action superseding or overruling a prior action.

      (c) Limitation of Liability. Each person acting for the Administrator or a delegatee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary or any agent or professional assisting in the administration of the Program, such person shall not be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Program, and such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

      3. Restricted Award Limits; Stock Subject to Program. An aggregate of $500,000 is available for grants of Restricted Awards under the Program, which limitation shall apply to all grants regardless of Participant elections as to denomination of the Restricted Awards. Subject to adjustment as provided in
Section 8(b) of the Program, a total of 140,000 shares of Common Stock are reserved and available for issuance in settlement of share-denominated Restricted Awards under the Program. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, and will not be deemed to be drawn from the reserves under any other Company plan or program. If a Restricted Award is forfeited, the cash amount thereof and shares subject thereto will again be available for Restricted Awards under the Program.

      4. Eligibility. Associates of the Company and its subsidiaries who are not officers of the Company and are not serving on the Board of Directors of the Company are eligible for selection to be granted Restricted Awards under the Program.
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      5. Grants of Restricted Awards. Each associate selected by the
Administrator to participate in the Program shall be granted a Restricted Award. The Administrator shall specify the amount of such Restricted Award initially as a cash amount. Such Restricted Award shall be subject to the terms and conditions set forth in the Program and in the Restricted Award Agreement and Election executed by the Company and the Participant, including the following:

      (a) Consideration for Restricted Award. A Restricted Award shall be granted for the general purposes set forth in Section 1 of the Program and to help secure the benefits of the Participant's continued service to the Company during the period the Award is outstanding. A Participant shall not be required to pay any cash consideration or other tangible or definable consideration for the Restricted Award, nor may a Participant choose to receive the Restricted Award in lieu of other compensation or other compensation in lieu of the Restricted Award. No negotiation shall take place between the Company and any Participant as to the amount, timing, or other terms of a Restricted Award or the cash or shares deliverable in settlement of a Restricted Award (except a Participant may elect the form of settlement of the Restricted Award, cash or shares, as specified below).

      (b) Risk of Forfeiture. A Restricted Award shall be subject to a risk of forfeiture, as follows: In the event that the Participant is not continuously employed as an associate of the Company or a subsidiary of the Company from the date of grant of his or her Restricted Award until June 30, 2000, the Participant's Restricted Award shall be forfeited; provided, however, that (i) this risk of forfeiture shall automatically lapse in the event the associate's employment as an associate of the Company or a subsidiary terminates due to death or a permanent disability (as determined by the Administrator); (ii) in the event the Participant is continuously employed by the Company or a subsidiary from the date of grant of his or her Restricted Award through December 31, 1999 and is thereafter terminated for any reason other than for "cause" between January 1, 2000 and June 30, 2000, this risk of forfeiture will lapse as to seventy-five (75%) percent of the Restricted Award on the date of such termination (i.e. 75% of the cash amount determined as the Restricted Award or 75% of the number of shares of Restricted Stock denominated as the Restricted Award as initially elected by the Participant); and (iii) the Administrator may otherwise accelerate the date or dates as of which this risk of forfeiture shall lapse or, at the time of grant of a Restricted Award, specify a later date as of which such risk of forfeiture will lapse, with respect to all or part of a Restricted Award.

      For purposes hereof, "cause" shall mean the Participant's chronic neglect, refusal or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident or other similar causes beyond the Participant's control. Such neglect, refusal or failure shall be determined in the sole and reasonable judgment of the Administrator.

      (c) Nontransferability. A Restricted Award, rights to cash or shares in settlement of the Restricted Award, and other rights relating thereto shall not be transferable or assignable by a Participant, other than by will or the laws of descent and distribution, and shall not be pledged, hypothecated, or otherwise encumbered in any way or subject to execution, attachment, lien, or similar process.


      6. Participant Election of Denomination of Restricted Award in Cash or Shares of Common Stock. During the 30-day period following the grant of the Restricted Award, a Participant may file an election with the Administrator to have his or her Restricted Award denominated as a cash amount or as an equivalent number of shares of Company Common Stock. The form of such election shall be specified by the Administrator. The election of a Participant is irrevocable; no Participant may make any further election as to the denomination of his or her Restricted Award.

      (a) Cash-Denominated Restricted Award. If a Participant elects to have his or her Restricted Award denominated as a cash amount, or if the Participant fails to file a valid election as to the denomination of the Restricted Award by the filing deadline set forth in this Section 6, the Participant's Restricted Award will be denominated as a cash amount equal to the amount of the Restricted Award initially specified by the Administrator. For so long as such Restricted Award remains outstanding, the amount of the Restricted Award shall not be changed or adjusted, and no interest will be credited on the amount of such Restricted Award. As promptly as practicable after lapse of the risk of forfeiture relating to such Restricted Award under Section 5(b), the Company shall pay to


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the Participant cash in the amount of the Restricted Award (to the extent not forfeited) in full settlement of the Restricted Award, subject to withholding under Section 7.

      (b) Share-Denominated Restricted Award. If a Participant elects to have his or her Restricted Award denominated as shares of Company Common Stock by filing a valid election prior to the filing deadline set forth in this Section 6, the Participant's Restricted Award will be converted into a number of share units ("Restricted Stock") determined by dividing the cash amount of the Restricted Award initially specified by the Administrator by the Fair Market Value (as defined below) per share of Company Common Stock at the date of grant. Such Restricted Stock shall be subject to the terms set forth in Section 6(b) through 6(g), including the crediting of additional Restricted Stock as a result of dividends and changes in the number of shares of Restricted Stock credited to the Participant due to adjustments. As promptly as practicable after lapse of the risk of forfeiture relating to such Restricted Award under Section 5(b), the Company shall settle such Restricted Award (to the extent not forfeited) by issuance and delivery of a number of shares of Common Stock equal to the number of shares of Restricted Stock then credited to the Participant in full settlement of the Restricted Award, subject to withholding under Section 7.

      (c) Dividend Equivalents. A Participant shall be entitled to receive dividends equivalents in respect of Restricted Stock, as follows:

(i) Dividends Other Than Stock Dividends. If the Company declares and pays any dividend or distribution on Common Stock in the form of cash or any other property other than Common Stock, the record date of which is prior to the date on which the Participant's Restricted Stock is settled, the Company shall credit to the Participant, as of the payment date of such dividend or distribution, a number of additional shares of Restricted Stock determined by multiplying (A) the amount of cash actually paid plus the fair market value at such payment date of any such property actually paid as a dividend or distribution per share of Common Stock times (B) the number of shares of such Restricted Stock credited to the Participant at the record date and dividing the product by (C) the Fair Market Value per share of Common Stock on the dividend or distribution payment date.

(ii) Stock Dividends and Stock Splits. If the Company declares and pays a dividend or distribution in the form of Common Stock payable on Common Stock, or their occurs a forward stock split of the Common Stock, the record date of which is prior to the date on which the Participant's Restricted Stock is settled, the Company shall credit to the Participant a number of shares of additional Restricted Stock equal to the number of shares of Common Stock paid as a dividend or distribution per share of Common Stock or distributed as a result of the stock split per share of Common Stock multiplied by the number of shares of Restricted Stock credited to the Participant on the record date.

(iii) Other Terms Applicable to Restricted Stock Resulting from Dividends or Splits. Additional shares of Restricted Stock credited under this Section 6(c) will be subject to the same terms, including the risk of forfeiture, as other Restricted Stock. No such additional Restricted Stock will be credited to a Participant in respect of Restricted Stock forfeited under
      Section 5(b) on or before the payment date for the dividend or distribution.

A Participant shall not be entitled to receive actual dividends in respect of Restricted Stock prior to the issuance of Common Stock in settlement thereof.

      (d) Delivery of Shares in Settlement of Restricted Stock. The Administrator may make delivery of shares hereunder in settlement of Restricted Stock by either delivering one or more certificates representing such shares to the Participant, registered in the name of the Participant (and any joint name, if so directed by the Participant), or by depositing such shares into an account maintained for the Participant (or of which the Participant is a joint owner, with the consent of the Participant) established in connection with the Company's Employee Stock Purchase Program or another plan or arrangement providing for investment in Common Stock and under which the Participant's rights are similar in nature to those under a stock brokerage account. If the Administrator determines to settle Restricted Stock by making a deposit of shares into such an account, the Company may settle any fractional share of Restricted Stock by means of such deposit. In other circumstances or if so determined by the Administrator, the Company shall instead pay cash in lieu of fractional shares, on such basis as the Administrator may determine. In no event will the Company in fact issue fractional shares.


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      (e) Definition of "Fair Market Value." "Fair Market Value" as of a given date means the closing sale price of Common Stock reported in the table entitled "Nasdaq National Market Issues" or any successor table in the Wall Street Journal (or, if Common Stock is then principally traded on a national securities exchange, in the table reporting composite transactions for such exchange) for such date or, if no shares of Common Stock were traded on that date, on the next preceding day on which there was such a trade.

      (f) Crediting of Fractional Shares of Restricted Stock. If any transaction or event under the Program results in the Participant being credited with fractional shares of Restricted Stock, such fractional shares will be credited to not less than three decimal places.

      (g) Form of Restricted Award Agreement and Election. The general form of the Restricted Award Agreement and Election is attached hereto as Exhibit A. The Administrator may make changes to the form of Restricted Award Agreement and Election or amend outstanding Restricted Award Agreements.

      7. Tax Withholding. The Company and any subsidiary may deduct from any payment to be made to a Participant, including but not limited to settlement of a cash-denominated Restricted Award, any amount that federal, state, local, or foreign tax law requires to be withheld with respect to the settlement of the Restricted Award. At the election of the Administrator, the Company may withhold from the shares of Common Stock to be distributed in settlement of Restricted Stock that number of shares having a Fair Market Value, at the date of settlement of the Restricted Stock, equal to the amount of such withholding taxes.

      8. General Provisions.

      (a) Compliance With Legal and Other Requirements. The grant and settlement of Restricted Awards and other obligations of the Company under the Program will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Common Stock in settlement of Restricted Stock under the Program until completion of any required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Common Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and the Company may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

      (b) Adjustments. In the event that the Administrator shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, extraordinary dividend or distribution, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate to carry out the purposes of the Program and to prevent dilution or enlargement of the rights of Participants to whom Restricted Stock has been credited under the Program (after taking into account any Restricted Stock credited under Section 6(c) to Participants as a result of such transaction or event), then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued under Section 3 in connection with Restricted Stock, and (ii) the number and kind of shares of Common Stock issuable in settlement of then-outstanding Restricted Stock. For purposes of the Program, the term "Common Stock" shall include any security that may be substituted or resubstituted for Common Stock pursuant to this Section 8(b).

      (c) No Right to Continued Employment. Neither the Program nor any action taken hereunder, including the grant of any Restricted Award, will be construed as giving any associate the right to be retained in the employ of the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company or any of its subsidiaries to terminate any associate's employment at any time.


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      (d) No Rights to Participate; No Shareholder Rights. No Participant or
employee will have any claim to participate in the Program, and the Company will have no obligation to continue the Program. A crediting of Restricted Stock under a Restricted Award will confer on the Participant none of the rights of a shareholder of the Company (including no rights to vote or receive dividends or distributions) until settlement by delivery of Common Stock, and then only to the extent that such Restricted Stock has not otherwise been forfeited by the Participant.

      (e) Changes to the Program. The Administrator may amend, alter, suspend, discontinue, or terminate the Program without the consent of Participants; provided, however, that, without the consent of an affected Participant, no such action shall materially and adversely affect the rights of such Participant with respect to an outstanding Restricted Award; and provided further, that any increase in the aggregate cash limit on Restricted Awards or the number of shares issuable under Section 3 shall be subject to the approval by the Board of Directors.

      (f) Effect of Settlement. Upon settlement of a Restricted Award, all obligations of the Company in respect of such Restricted Award shall be terminated. Any shares delivered in settlement of Restricted Stock shall no longer be deemed Restricted Stock for purposes of the Program.

      (g) Governing Law. The validity, construction, and effect of the Program and any rules and regulations relating to the Program will be determined in accordance with the Pennsylvania Business Corporation Law, to the extent applicable, other laws (including those governing contracts) of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws, and applicable federal law.

      9. Effective Date and Termination of Program. The Program shall become effective on March 5, 1998. Unless earlier terminated under Section 8(e), the Program shall terminate at such time after 1998 that no Restricted Award previously granted under the Program remains outstanding.




Approved and Ratified by the Board of Directors: March 5, 1998


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